TENANCY AGREEMENT

THIS AGREEMENT is made on the 30th Day of June 2023

BETWEEN

Name: Prime Structures Holdings Pte Ltd
UEN: 201307777R
Address: 24 Cactus Drive, #04-07, Singapore 809694

(hereinafter called "the Landlord" which expression shall where the context so admits include the person entitled for the time being to the reversion immediately expectant on the term hereby created) of the one part.

AND

Name: Prime Structures Engineering Pte Ltd
UEN: 199501992E
Address: 430 Tagore Industrial Avenue
Singapore 787810

(hereinafter called "the Tenant" which expression shall where the context so admits include the Tenant's successors and assigns) of the other part.

WHEREBY IT IS AGREED as follows:

1. The Landlord agrees to let and the Tenant agrees to take all that property with an approximate area of 15,525 sqft. known as 430 Tagore Industrial Avenue, Singapore 787810 (hereinafter called "the said premises") together with the furniture, fixtures and fittings therein belonging to the Landlord as specified in the Schedule annexed hereto (hereinafter called "the furniture") TO HOLD unto the Tenant from the 1st day of July 2023 for a fixed term of Thirty-Six (36) months, at the rent of **SINGAPORE DOLLARS** Fifty-Two Thousand Seven Hundred Eighty-Five ($52,785.00) per month **before GST** which is payable monthly in advance with GST and without deduction whatsoever on or before the last day of each calendar month.

2. **The Tenant hereby agrees with the Landlord** as follows:

   (a) To pay the said rent at the times and in manner aforesaid. — **RENTAL PAYMENT**

   (b) To pay a deposit of **SINGAPORE DOLLARS** One Hundred Fifty-Eight Thousand Three Hundred Fifty-Five (S$ 158,355.00) upon the signing of this Agreement (*the receipt whereof the Landlord hereby acknowledges*) as security deposit against the breach of any term or condition of this Agreement, such deposit is to be refunded within **fourteen (14) days** (free of interest) at any expiry or lawful termination of this tenancy provided the Tenant shall have duly performed and observed the stipulated terms and conditions therein, otherwise the same or part owing by the Tenant without prejudice to the right of the Landlord to recover all monies which may become due or payable by the Tenant under this Agreement. — **SECURITY DEPOSIT**

   PAYMENT OF OUTGOINGS

   (c) To pay all charges due in respect of any telephones or other equipment installed at the said premises, including any tax payable thereon.

   (d) To pay all charges for the supply of wifi/internet, water, electricity, gas and any water borne sewerage system, any such installations fitted or used at the said premises, including any tax payable thereon.

   INTERIOR MAINTENANCE

   (e) To keep the interior of the said premises including the sanitary and water apparatus, furniture, doors and windows thereof in good and tenantable repair and condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted).

   ACCESS TO PREMISES FOR REPAIRS

   (f) (i) To permit the Landlord and its agents, surveyors and workmen with all necessary appliances to enter upon the said premises at all reasonable times by prior appointment for the purpose whether of viewing the condition thereof or of doing such works and things as may be required for any repairs, alterations or improvements whether of the said premises or of any parts of any building to which the said premises may form a part of or adjoin.

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Landlord	Tenant

	(ii) During the three (3) months immediately preceding the expiration of the tenancy herein to permit the Landlord or its representatives at all reasonable times and by prior appointment to bring interested parties to view and the said premises for the purpose of letting the same.	**ACCESS TO PREMISES FOR NEW TENANTS**
	(iii) During the currency of this tenancy, to allow the Landlord or its representatives at all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof. The said premises shall be sold subject to this tenancy.	**FOR POTENTIAL SALE**
(g)	To replace electric bulbs, tubes and other expendable items at the Tenant's own cost. To give immediate notice to the Landlord of any accident or damage to the interior of the premises, fixture, fittings or other facilities whatsoever provided by the Landlord and to pay immediately or reimburse the Landlord for the cost of such repair or replacement save where such damage is cause by any act beyond the reasonable control of the Tenant.	**REPLACEMENT**
(h)	At all times during the term hereby created to comply with all such requirements as may be imposed upon the Tenant by Management Corporation requirements and or any statute legislation now or hereafter in force and any orders, rules, regulations, requirements and notices thereunder.	**COMPLIANCE WITH RULES**
(i)	Upon the determination or sooner determination of the term hereby created, to reinstate and to peaceably and quietly yield the said premises and all the Landlord's fixtures, fittings and installations in or upon the said premises (including electrical installations, air-conditioning, pipes, conduits, etc.) to the state and condition as at the date the Tenant took possession of the said premises from the Landlord (fair wear and tear excepted) and to make good at the expense of the Tenant any damage or defacement caused failing which the Landlord shall rectify the same at the expense of the Tenant and deduct the costs thereof shall be treated as debt due from the Tenant shall be recoverable forthwith as such. In view of the proposed Additions and Alterations that the Tenant is planning to undertake on the said premises, the Landlord may grant a waiver of the requirement to reinstate leasehold improvements to the said premises at the conclusion of this Agreement – any such waivers from the Landlord would be given in writing.	**REINSTATEMENT & YIELDING UP OF PREMISES**
(j)	To keep the air-conditioning units installed at and for the said premises in good and tenantable repair and condition which air-conditioning units are to be serviced and maintained regularly at the expense of the Tenant by a reliable air-conditioning contractor.	**AIRCON SERVICING & REPAIR**
(k)	Not to make or permit to be made any structural alterations to the said premises.	**NO UNAUTHORISED ALTERATION**
(l)	Not to use the said premises or any part thereof other than a **factory, office and warehouse** in connection with and for the purpose of the Tenant's business and to obtain licences and permits at the Tenant's expense from the relevant authorities where necessary.	**PURPOSE OF USE**
(m)	Not to exceed the maximum electricity load and not to load or permit to be loaded on any part of the floors of the said premises weights exceeding those specified by the Landlord, Management Corporation or other bodies (where applicable).	**ELECTRICAL LOADING UNIT**
(n)	Not to assign sublet or part with the possession of the said premises or any part thereof without the written consent of the Landlord whose consent shall not be unreasonably withheld in the case of a respectable and responsible tenant. This prohibition shall not apply to the occupation of the said premises or any part thereof by any person or persons employed or engaged by the Tenant or members of the Tenant's family where applicable.	**NO ASSIGNMENT OR SUBLET**
(o)	Not to keep or permit to be kept on the said premises or any part thereof any materials of a dangerous or explosive nature or the keeping of which may contravene any statute or subsidiary legislation.	**NO DANGEROUS MATERIALS**
(p)	Not to do or permit to be done anything whereby the policy or policies of insurance on the said premises against damage by fire may become void or voidable or whereby the premium thereon may be increased.	**NOT TO VOID INSURANCE**

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Landlord	Tenant

(q) Not to use the demised premises or any part thereof for any unlawful or immoral purposes and not to do or permit or suffer to be done upon the demised premises any act or thing which may become a nuisance to or annoyance to or give cause for reasonable complaints from the occupants of other parts of the Building or of adjoining or adjacent properties. **NO ILLEGAL / IMMORAL USE AND NOT TO CAUSE NUISANCE**

(r) To be responsible for and to indemnify the Landlord from and against all claims and demands and against damage occasioned to the demised premises or any adjacent or neighbouring premises or injury caused to any person by any act default or negligence of the Tenant or the servants, agents, licensees or invitees of the Tenant. **TO INDEMNIFY LANDLORD**

(s) Not to obstruct or cause or suffer to be obstructed the road, lobby, staircases landings and passages leading to the demised premises. **NO OBSTRUCTION**

(t) To apply for and obtain all necessary permits/licence etc. from the relevant authorities for the use of the said premises for their trade. **APPLICATION OF LICENSE/PERMIT**

(u) To keep the said premises free of pests, insects, rodents, birds and animals and if required by the Landlord to employ from time to time or periodically, a pest-exterminating contractor approved by the Landlord to inspect and ensure that the said premises free of pests **VECTOR CONTROL**

(v) The Tenant shall at all times during the term hereby created and during any period of holding over, effect and keep current: **TENANT'S INSURANCE**

(i) A public liability insurance policy for a sum as may be specified by the Landlord from time to time in respect of the said premises which shall be taken out with an insurance company approved by the Landlord in the Joint names of the Landlord and the Tenant and shall pay all premiums, costs and disbursements in connection thereof within seven (7) days after the same shall become due and payable;

(ii) An adequate insurance policy, which shall be taken out with an insurance company approved by the Landlord on the internal partitions and all goods belonging to or held in trust by the Tenant in the said premises against loss or damage by fire, water, damage or discharge from sprinkler systems etc.;

(iii) Any other insurance policy or policies to cover any other risk as the Landlord may from time to time require and shall produce to the Landlord on demand the above-mentioned policies as well as the receipts for payment of premium in respect thereof.

3. **The Landlord hereby agrees with the Tenant** as follows:

(a) To pay all rates, taxes, maintenance charges and any surcharges thereon, assessments and outgoing (except as otherwise provided in this Agreement) which are or may hereafter be charged or imposed on the said premises including any surcharges payable thereon. **PAYMENT OF TAXES**

(b) To insure the said premises against loss or damage by fire and to pay all premium thereon. **INSURANCE**

(c) To be responsible for the repair and replacement of parts in respect of the air-conditioning units installed at the said premises save where the same are caused by any act, default, neglect or omission on the part of the Tenant or any of its servants, agents, occupiers, contractors, guests or visitors. **REPAIR AND REPLACEMENT**

(d) To maintain the structural condition of the said premises including sanitary pipes and electrical wiring and to keep the roof of the said premises in good and tenantable repair and condition. **STRUCTURAL MAINTENANCE**

(e) That the Tenant paying the rent hereby reserved, observing and performing the several conditions, covenants and stipulations on the Tenant's part herein contained shall peaceably hold and enjoy the said premises during this tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord. **QUIET POSSESSION / ENJOYMENT**

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Landlord	Tenant

4. **Provided always and it is expressly agreed** as follows:

(a) If the rent hereby reserved shall not be paid for **seven (7) days** after its due or if there shall be a breach of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, the Landlord shall be entitled to re-enter upon the said premises and thereupon this tenancy shall immediately absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach. **DEFAULT OF TENANT**

(b) In the event the rent remaining unpaid seven (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at **ten per cent (10%)** on an annual basis on the amount unpaid calculated from after the date due to the date of actual payment. The recommended formula will be as follows: **Monthly rental x 10% x (No. of days payment is late) / 365.** **RENT IN ARREARS**

(c) The Landlord shall not be liable to the Tenant or the Tenant's servants or agents or other persons in the said premises or persons calling upon the Tenant for any accidents happening, injury suffered, damage to or loss of any chattel property sustained on the said premises. **LIMITED LIABILITY OF LANDLORD**

(d) In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire lightning riot explosion or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of any period while the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage. **UNTENANTABILITY LEADING TO SUSPENSION OF RENT**

(e) In case the said premises shall be destroyed or damaged as aforesaid, either party shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other. **UNTENANTABILITY LEADING TO TERMINATION OF LEASE**

(f) The Landlord shall on the written request of the Tenant made not less than **three (3) months** before the date of expiry of this tenancy, and if there shall not at the time of such request be any existing breach or non-observance of any of the conditions, covenant or stipulations on the part of the Tenant herein contained, grant to the Tenant an extension of the tenancy for a further term from the date of the expiry of this tenancy at a rent to be mutually agreed based on the prevailing market rate but otherwise containing the like conditions, covenants and stipulations as are herein contained with the exception of this option for renewal. **OPTION TO RENEW**

(g) This lease term is for a fixed term. The Landlord may terminate this Agreement by giving **three (3) months' notice in writing** to the Tenant upon the occurrence of any one of the following events: **TERMINATION BY OWNER**

   (i) The Tenant is in arrears of three (3) months' rent;
   (ii) The Tenant is in breach of any of th terms herein and has not remedied the breaches (if capable of being remedied) within three (3) months after nofifcation from the Landlord to remedy.
   (iii) A winding up order has been made against the Tenant

(h) Any notice served under or in any way in connection with this Agreement shall be sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post and shall be sufficiently served on the Landlord if delivered to the Landlord personally or sent to the abovementioned address by registered post. Any notice sent by registered post shall deemed to be given at the time when in due course of post, it would be delivered at the address to which it is sent. **NOTICE**

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(i)	The waiver by either party of a breach of default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operates as a waiver of any breach or default of the other party.	**WAIVER OF DEFAULTS**
(j)	The stamp duty for stamping this Agreement in duplicate and any legal cost shall be borne by the Tenant and shall be paid within fourteen (14) days from the date of signing of this Agreement.	**STAMP DUTY & LEGAL COST**
(k)	This Agreement shall be subject to the laws of the Republic of Singapore.	**GOVERNING LAW**

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by the Landlord)
(With Company stamp affixed where applicable))
Name : ____________________)
NRIC No. : ____________________)

In the presence of :)
Name : ____________________)
NRIC No. : ____________________)

SIGNED by the Tenant)
(With Company stamp affixed where applicable))
Name : ____________________)
NRIC No. : ____________________)

In the presence of :)
Name : ____________________)
NRIC No. : ____________________)

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TENANCY AGREEMENT

SCHEDULE

(List of furniture, fixtures and fittings. As per attached Inventory List)

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Landlord	Tenant